UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2008 (the “Closing Date”), the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Initial Investors”) for (1) the issuance and sale of subordinated convertible promissory notes (each a “Note” and collectively the “Notes”), in the aggregate principal amount of $5,250,000 (the “March 2008 Financing”) and (2) upon the conversion of the Notes, the issuance of a to-be-established series of the Company’s preferred stock (the “Series F Preferred Stock”) and, if applicable, warrants to purchase shares of the Company’s common stock (the “Warrants”). For a description of the Notes, see “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant—Subordinated Convertible Promissory Notes” below. For a description of the Series F Preferred Stock and Warrants, see “Item 3.02—Unregistered Sales of Equity Securities” below.

Securities Purchase Agreement

Under the Securities Purchase Agreement, the Company received aggregate proceeds of $5,250,000 from the Initial Investors in exchange for the issuance and sale of the Notes. The following is a summary of the material terms of the Securities Purchase Agreement:

Conversion of the Notes

The conversion of the Notes is contingent upon an investment by LG-Nortel Co., Ltd. (a “Qualifying Investment”) of at least $1,000,000 on or before May 16, 2008 (the “Outside Date”).

If a Qualifying Investment is made on or before the Outside Date, (1) the Notes will automatically convert into shares of Series F Preferred Stock with the powers, designations, preferences and rights (the “Preferred Terms”) set forth in Exhibit B of the Notes (the “Section 5(a) Preferred Stock”) at a rate of one share of Section 5(a) Preferred Stock for each $1,000 of outstanding principal and accrued but unpaid interest under a Note (the “Conversion Rate”), rounded to the nearest whole share and (2) the Company will issue the Warrants with an exercise price per share of common stock of $0.01 for a number of shares equal to the original principal amount of the Note divided by the conversion price of the Series F Preferred Stock ($0.05), rounded up to the nearest whole share.

If no Qualifying Investment is made on or before the Outside Date, the Notes will automatically convert into shares of Series F Preferred Stock with the Preferred Terms set forth in Exhibit C of the Notes (the “Section 5(b) Preferred Stock”) at the Conversion Rate. No Warrants will be issued with the Section 5(b) Preferred Stock.

On the Closing Date, the aggregate principal of the Notes was convertible into an aggregate of 5,250 shares of Series F Preferred Stock.

Subordination Agreement

The Initial Investors agreed to enter into Subordination Agreements (the “Subordination Agreements”) with each of Silicon Valley Bank (“SVB”) and NEIPF, L.P. (“NEIPF”) to subordinate payment of the Notes to the prior payment of the indebtedness under the Company’s existing credit facilities with each of SVB and NEIPF. SVB and NEIPF are referred to collectively as the “Senior Lenders.”

Amendment of Existing Credit Facilities

The Company entered into agreements to amend each of its existing credit facilities with the Senior Lenders to (1) consent to the execution of the Securities Purchase Agreement and the transactions contemplated thereby, (2) waive events of default existing as of December 31, 2007, January 31, 2008 and February 29, 2008 and (3) amend certain financial covenants contained in each of the existing credit facilities. For a description of the amendments to the existing credit facilities with the Senior Lenders, see ““Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant—Amendments to Senior Credit Facilities” below.

Charter Amendment and Reservation of Shares

The Company agreed to amend its Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of its authorized shares of common stock to 750,000,000 (the “Charter Amendment”). The Charter Amendment is necessary to, among other things, provide the Company with a sufficient number of authorized shares to satisfy the Company’s obligations to reserve shares of its common stock for issuance upon conversion of the shares of Series F Preferred Stock and Warrants (if applicable) that are issuable upon conversion of the Notes.

Rights Offering

The Company will offer additional Notes to certain investors in certain of the Company’s previous equity financing transactions who are identified on Exhibit E of the Securities Purchase Agreement (the “Rights Offerees”) upon the same terms and conditions as offered to the Initial Investors, with each Rights Offeree entitled to purchase a Note equal to (1) that portion of the Notes as the number of shares of common stock then held (on an as-converted, fully diluted basis) by the Rights Offeree bears to the total number of shares of common stock outstanding (on an as-converted, fully diluted basis), and (2) such additional principal amount of the Notes, subject to an aggregate maximum principal amount $7,500,000 of the Notes the Company is permitted to sell under the Securities Purchase Agreement (the “Cap”). The Company will extend this offer to the Rights Offerees promptly after the execution of the Securities Purchase Agreement, and the Rights Offerees will have 20 days thereafter to indicate whether they wish to participate in the Rights Offering, the amount of the Notes they would like to purchase, and the amount, if any, in excess of their pro rata share of the Notes they wish to purchase in the event not all of the Notes offered to the Rights Offerees are subscribed for, subject to the Cap.

Special Rights of First Refusal

The Securities Purchase Agreement grants the Initial Investors a right to purchase additional Notes if the Company sells any Notes after the Closing Date. The additional Notes the Initial Investors may purchase pursuant to this special right of first refusal may have a principal amount up to a certain percentage of the Cap, as set forth on Exhibit A of the Securities Purchase Agreement, and will be subject to all other terms and conditions of the Securities Purchase Agreement.

Obligation to Register Shares

Pursuant to the Securities Purchase Agreement, the Company has agreed to register the shares of common stock issuable upon conversion of the Series F Preferred Stock and upon exercise of the Warrants (if applicable) (collectively, the “Issued Shares”) for resale by the Initial Investors and any participating Rights Offerees (collectively, the “March 2008 Investors”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) with respect to the Issued Shares upon demand in writing from the March 2008 Investors who, after conversion of the Notes, beneficially own 25% of the Company’s common stock (calculated on an as-converted, fully-diluted basis), and to use its best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable after (1) being informed by the Commission that the Commission has decided not to review the Registration Statement or (2) being informed by the Commission that the Commission has no further comments on such Registration Statement

The foregoing description of the Securities Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Securities Purchase Agreement and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto.

Dilution

Upon conversion of the Series F Preferred Stock that is issued upon conversion of the Notes and, if applicable, exercise of the Warrants issued in the March 2008 Financing, the Company’s common stockholders will experience substantial dilution to their respective ownership interests in the Company. Prior to the March 2008 Financing, the Company had approximately 54 million shares of its common stock issued and outstanding. Assuming full issuance of all shares of the Company’s common stock underlying options, warrants and shares of preferred stock, the Company would have had approximately 167 million shares of common stock outstanding.

After the March 2008 Financing, assuming the occurrence of a Qualifying Investment and full issuance of all shares of the Company’s common stock underlying options, warrants and shares of preferred stock, the Company would have approximately 491 million shares of its common stock outstanding. This amount includes, without limitation, 133,000,000 shares of common stock issuable upon conversion of the Series F Preferred Stock, 133,000,000 shares of common stock issuable upon exercise of the Warrants, and approximately 6.5 million additional shares of common stock to be issued upon conversion of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the warrants (the “February 2006 Warrants”) issued in connection with the sale of the Series D Preferred Stock on February 9, 2006. The additional shares would be issued pursuant to certain anti-dilution provisions contained in the Certificate of Designations, Preferences and Rights for the Series D Preferred Stock (the “Series D Certificate of Designation”) and the February 2006 Warrants.

Under the terms of the Series D Certificate of Designation and the February 2006 Warrants, the Series D Preferred Stock and February 2006 Warrants are subject to adjustment for certain issuances of the Company’s securities, which includes the March 2008 Financing. The adjustment to the Series D Certificate of Designation resulting from the March 2008 Financing is a reduction in the conversion price of the Series D Preferred Stock from an original conversion price of $0.79 per share to $0.42 per share. Prior to the March 2008 Financing, the outstanding Series D Preferred Stock was convertible into an aggregate of approximately 6.2 million shares of the Company’s common stock. As a result of the March 2008 Financing, the outstanding Series D Preferred Stock will be convertible into an aggregate of approximately 11.7 million shares of the Company’s common stock, an increase of approximately 5.5 million shares. The adjustment to the February 2006 Warrants is an increase in the number of shares for which the February 2006 Warrants are exercisable. Prior to the March 2008 Financing, the outstanding February 2006 Warrants were exercisable for an aggregate of approximately 1.1 million shares of the Company’s common stock. As a result of the March 2008 Financing, the outstanding February 2006 Warrants are exercisable for an aggregate of approximately 2.1 million shares of the Company’s common stock, an increase of approximately 1 million shares.

Under the terms of the Certificate of Designations, Preferences and Rights for the Series E Convertible Preferred Stock and the warrants (the “December 2006 Warrants”) issued in connection with the sale of the Series E Convertible Preferred Stock (the “Series E Preferred Stock”), the outstanding shares of Series E Preferred Stock and December 2006 Warrants are also subject to adjustment pursuant to each of their respective anti-dilution provisions that would result in a reduction in (1) the conversion price of the Series E Preferred Stock and (2) the exercise price of the December 2006 Warrants. However, pursuant to a Consent and Waiver Agreement, dated as of March 17, 2008 (the “Consent and Waiver Agreement”), holders of over a majority of the Series E Preferred Stock and December 2006 Warrants waived the application and effect of these anti-dilution provisions to the March 2008 Financing. Accordingly, no additional shares of common stock will be issued to the holders of the Series E Preferred Stock or December 2006 Warrants as a result of the March 2008 Financing.

A material relationship exists between certain of the Initial Investors and the Company. M/C Venture Partners V, L.P. and its affiliates (collectively, “M/C Ventures”) is a holder of our Common Stock, Series D Preferred Stock, Series E Preferred Stock and warrants to purchase our Common Stock. In addition, Matthew Rubins and John Watkins are principals of M/C Ventures and directors of our Company. Pathfinder Ventures IV, L.L.C. and its affiliates (collectively, “Pathfinder”) is also a holder of our Common Stock, Series D Preferred Stock, Series E Preferred Stock and warrants to purchase shares of our Common Stock. In addition, R. Randy Stolworthy is the principal of Pathfinder and a director of our Company. William Y. Tauscher, the Company’s Chief Executive Officer, President and Chairman of the Board, owns shares of the Company’s Series E Convertible Preferred Stock and certain restricted stock.

Prior to the March 2008 Financing, assuming full issuance of all shares of the Company’s common stock underlying options, warrants and shares of preferred stock, M/C Ventures owned approximately 33.7% of the Company’s common stock, Pathfinder owned approximately 15.9% of the Company’s common stock, and Mr. Tauscher owned approximately 3.5% of the Company’s common stock.

As a result of the March 2008 Financing, assuming (1) occurrence of a Qualifying Investment, (2) no exercise of the special right of first refusal, (3) no participation by the Rights Offerees, and (4) full issuance of all shares of the Company’s common stock underlying options, warrants and shares of preferred stock, M/C Ventures now owns approximately 32.6% of the Company’s common stock, Pathfinder now owns 19.8% of the Company’s common stock and Mr. Tauscher now owns approximately 9.3% of the Company’s common stock.

The total voting shares outstanding (including all shares of Preferred Stock eligible to vote on an as-converted basis) prior to the March 2008 Financing was approximately 112 million consisting of (1) approximately 54 million shares of Common Stock, (2) 4,921 shares of Series D Preferred Stock (representing approximately 6 million voting shares), and (3) 27,400 shares of Series E Preferred Stock (representing approximately 52 million voting shares).

As a result of the March 2008 Financing and upon conversion of the Notes, the total voting shares outstanding will be approximately 251 million, consisting of (1) approximately 54 million shares of Common Stock, (2) 4,921 shares of Series D Preferred Stock (representing approximately 12 million voting shares), (3) 27,400 shares of Series E Preferred Stock (representing approximately 51 million voting shares) and (4) 5,250 shares of Series F Preferred Stock (representing approximately133 million voting shares).

Prior to the March 2008 Financing, M/C Ventures owned approximately 40.7% of the Company’s voting securities, Pathfinder owned approximately 16.2% of the Company’s voting securities and Mr. Tauscher owned approximately 2.4% of the Company’s voting securities. The Initial Investors held approximately 59.3% of the Company’s voting securities.

As a result of the March 2008 Financing and upon conversion of the Notes, M/C Ventures now owns approximately 39.5% of the Company’s Voting securities, Pathfinder now owns approximately 21.4% of the Company’s voting securities and Mr. Tauscher now owns approximately 9.0% of the Company’s voting securities. The Initial Investors now hold approximately 69.9% of the Company’s voting securities.

Consent and Waiver Agreement

In connection with the March 2008 Financing, certain of the Company’s common stockholders, holders of its Series D Preferred Stock and Series E Preferred Stock (collectively, the “Consenting Stockholders”) executed the Consent and Waiver Agreement, pursuant to which the Consenting Stockholders consented to the March 2008 Financing, including, among other things, the Securities Purchase Agreement, the Notes, the Warrants, the Series F Preferred Stock and an amendment to the Company 2004 Stock Incentive Plan (the “Plan”) to increase the maximum number of shares of common stock available for issuance pursuant to awards granted under the Plan (the “Plan Amendment”). Each Consenting Stockholder also waived its respective right of first refusal applicable to the March 2008 Financing and, to the extent applicable to such Consenting Stockholder, waived certain provisions of certain prior stock or securities purchase agreements applicable to that Consenting Stockholder in order to facilitate the completion of the March 2008 Financing.

The holders of the Series D Preferred Stock and Series E Preferred Stock agreed to waive application of anti-dilution measures applicable to the Series D Preferred Stock, Series E Preferred Stock and warrants issued with the Series D Preferred Stock and Series E Preferred Stock, respectively, with respect to shares of common stock issuable pursuant to awards granted under the Plan after the effectiveness of the Plan Amendment, up to the maximum number of shares that may be granted pursuant to awards under the Plan.

The holders of the Series E Preferred Stock also waived application of anti-dilution measures applicable to the Series E Preferred Stock and December 2006 Warrants with respect to the issuance of the Notes, Warrants, Series F Preferred Stock and/or common stock issuable upon conversion of the Series F Preferred Stock in the March 2008 Financing.

The foregoing description of the Consent and Waiver Agreement does not purport to be a complete statement of the parties’ rights under the Consent and Waiver Agreement and is qualified in its entirety by reference to the full text of the Consent and Waiver Agreement, which is filed as Exhibit 10.2 hereto.

Amendment to 2004 Stock Incentive Plan

On March 17, 2008 the Company amended the Plan to increase in the number of shares of common stock issuable pursuant to awards under the Plan from approximately 25 million to 80 million shares. The Plan Amendment was approved by the Board at a special meeting on March 3, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Subordinated Convertible Promissory Notes

In connection with the Securities Purchase Agreement, the Company issued and sold the Notes in an aggregate principal amount of $5,250,000 to the Initial Investors. The following is a summary of the material terms of the Notes.

Maturity. The outstanding principal and accrued but unpaid interest of each Note is due and payable in full on demand made on or after the 12 month anniversary of the date of issuance of the Note.

Interest. The interest rate of each Note is fifteen percent (15%) per annum. Interest is calculated based on a 360-day year of twelve 30-day months, but may not exceed the maximum rate, if any, allowable under applicable law.

Conversion. Upon the occurrence of a Qualifying Investment, (1) each Note is automatically convertible into Section 5(a) Preferred Stock at the Conversion Rate, and (2) the Company will issue each March 2008 Investor a Warrant. If no Qualifying Investment is made on or before the Outside Date, each Note is automatically convertible into the Section 5(b) Preferred Stock at the Conversion Rate. No Warrants will be issued with the Section 5(b) Preferred Stock.

Subordination. Each Note is subject to the provisions of the Subordination Agreements between the March 2008 Investors and each of the Senior Lenders.

Events of Default. An “Event of Default” under the Notes will entitle the March 2008 Investors to certain rights. These Events of Default include, without limitation:

•	the dissolution or termination of the Company or any of its subsidiaries;

•	the Company’s failure to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

•

the Company’s filing of a petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

•

an involuntary petition is filed, or any proceeding or case is commenced against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing; and

•

the occurrence of a breach or default under any agreement, instrument or document to which the Company is a party or by which it is bound, involving any obligation for borrowed money or more than $100,000 in the aggregate.

Remedies upon Events of Default. Upon the occurrence of an Event of Default or at any time thereafter:

•

any part or all of the then outstanding principal balance of the Notes and interest due to the holders thereunder will become immediately due and payable without notice or demand only upon the consent of the holder or holders of at least a majority of the aggregate principal amount outstanding under the Notes; and

•	the March 2008 Investors shall have all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the commonwealth of Massachusetts.

The foregoing description of the Notes does not purport to be a complete statement of the parties’ rights under the Notes and is qualified in its entirety by reference to the full text of the Note, a form of which is filed as Exhibit 10.3 hereto.

Amendments to Senior Credit Facilities

Second Amendment to Credit Agreement with NEIPF, L.P.

On March 17, 2008, the Company and its wholly owned subsidiaries, Vertical Communications Acquisition Corp. (“VCAC”), Vodavi Technology, Inc. (“VTECH”) and Vodavi Communications Systems, Inc. (“VCOMM”) entered into a Second Amendment to Credit Agreement (the “NEIPF Credit Agreement Amendment”) with NEIPF and Columbia Partners, L.L.C. Investment Management, effective as of December 31, 2007, pursuant to which NEIPF agreed to, among other things, amend certain covenants contained in the Credit Agreement, dated October 18, 2006, as amended. The material terms of the NEIPF Credit Agreement Amendment are as follows:

•

The minimum cash or borrowing availability requirement for the months ending March 31, 2008, April 30, 2008, May 31, 2008 and June 30, 2008 was adjusted to approximately $5.0 million, $4.8 million, $4.2 million and $4.1 million, respectively; as of the last day of the calendar month ending July 31, 2008 and as of the last calendar day of each subsequent month for 2008, the requirement will be $4.0 million;

•

The minimum EBITDA requirement for the quarters ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 was reset to approximately ($3.7) million, ($3.2) million, ($1.8) million and $0.1 million, respectively.

•

The minimum revenue covenants for the quarters ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 were reset to approximately $13.2 million, $13.5 million, $13.8 million and $15.6 million, respectively; and

•

Beginning with the trailing twelve month period ending March 31, 2008, the Company must maintain revenues of approximately $62.4 million or more. For every trailing twelve month period measured on a quarterly basis, the Company must increase revenues by at least two percent compared to the same trailing twelve month from the immediately preceding twelve month period.

Notwithstanding any of the foregoing covenants, if the Company’s EBITDA for any trailing 12 month period is $1 or more, each of the covenants will automatically terminate.

Second Loan Modification Agreement with Silicon Valley Bank

On March 17, 2008, the Company, VCAC, VTECH and VCOMM entered into the Second Loan Modification Agreement (the “SVB Loan Modification Agreement”) with SVB pursuant to which SVB agreed to, among other things, amend certain covenants contained in the Loan and Security Agreement, dated May 25, 2007, as amended. The material terms of the SVB Loan Modification Agreement are as follows:

•	The minimum cash or borrowing availability requirement for the months ending March 31, 2008, April 30, 2008, May 31, 2008 and June 30, 2008 was adjusted to approximately $5.0 million, $4.4 million, $4.6 million and $4.1 million, respectively; as of the last day of the calendar month ending July 31, 2008 and as of the last calendar day of each subsequent month for 2008, the requirement will be $4.0 million;

•

The minimum EBITDA requirement for the quarters ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 was reset to approximately ($3.7) million, ($3.2) million, ($1.8) million and $.1 million, respectively.

•

The minimum revenue covenants for the quarters ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 were reset to approximately $13.2 million, $13.5 million, $13.8 million and $15.6 million, respectively; and

•

Beginning with the trailing twelve month period ending March 31, 2008, the Company must maintain revenues of approximately $62.4 million or more. For every trailing twelve month period measured on a quarterly basis, the Company must increase revenues by at least two percent compared to the same trailing twelve month from the immediately preceding twelve month period.

The foregoing description of the NEIPF Credit Agreement Amendment and the SVB Loan Modification Agreement does not purport to be a complete statement of the parties’ rights under the NEIPF Credit Agreement Amendment and the SVB Loan Modification Agreement and is qualified in its entirety by reference to the full text of the NEIPF Credit Agreement Amendment and the SVB Loan Modification Agreement, which are filed as Exhibits 10.4 and 10.5, respectively, hereto.

Item 3.02.	Unregistered Sales of Equity Securities

On the Closing Date, pursuant to the terms of the Securities Purchase Agreement, the Company agreed to (1) issue and sell the Notes in the aggregate principal amount of $5,250,000 and (2) if the Notes are converted, to issue the Series F Preferred Stock and, if applicable, the Warrants. The Company received gross proceeds of $5,250,000 from the March 2008 Financing, which will be used for general working capital purposes.

Series F Preferred Stock

If the Company receives a Qualifying Investment, the Notes will automatically convert into the Section 5(a) Preferred Stock and the Company will issue the Warrants to the March 2008 Investors. If the Company does not receive a Qualifying Investment on or before the Outside Date, the Notes will automatically convert into the Section 5(b) Preferred Stock. No Warrants will be issued with the Section 5(b) Preferred Stock. The following is a description of the material terms Section 5(a) Preferred Stock and the Section 5(b) Preferred Stock.

Section 5(a) Preferred Stock

•	The Preferred Terms of the Section 5(a) Preferred Stock will be substantially similar to those of the Company’s Series E Preferred Stock;

•

The Section 5(a) Preferred Stock will be pari passu with the Series E Preferred Stock with respect to (1) the payment of dividends, (2) redemption and (3) rights upon liquidation, dissolution or winding up of the affairs of the Company and any sale of the Company, including, without limitation, a sale of all or substantially all of its assets, merger, stock purchase, self-tender, reorganization or another business transaction including, without limitation, any “Deemed Liquidation Event” (as defined in the Certificate of Incorporation) (a “Liquidation”); and

•

The original issue price of the Section 5(a) Preferred Stock will be $1,000 (the “Original Issue Price”) and the initial conversion price will be $0.05 per share, subject to further adjustment for, among other things, future dilutive issuances (the “Series F Conversion Price”).

Section 5(b) Preferred Stock

•	Except as set forth below, the Preferred Terms of the Section 5(b) Preferred Stock will be substantially similar to those of the Company’s Series E Preferred Stock;

•

The Section 5(b) Preferred Stock will rank senior to all other classes or series of capital stock of the Company with respect to (1) the payment of dividends, (2) redemption and (3) rights upon a Liquidation;

•	The Section 5(b) Preferred Stock will accrue a cash dividend per share of 12% of the Original Issue Price (the “Section 5(b) Series F Accruing Dividends”);

•

In connection with (1) any redemption of the shares of the Section 5(b) Preferred Stock and (2) any Liquidation, the holders of the Section 5(b) Preferred Stock will be entitled to receive, in preference to all other holders of the Company’s capital stock, an amount equal to three times the Original Issue Price plus all declared and unpaid Section 5(b) Series F Accruing Dividends (the “Liquidation Payment”);

•

After payment of the Liquidation Payment, the Section 5(b) Preferred Stock will participate with the holders of the common stock (on an as-converted basis at the Series F Conversion Price) in connection with any distributions on account of any Liquidation; and

•	The Section 5(b) Preferred Stock will be issued at the Original Issue Price and have the Series F Conversion Price.

On the Closing Date, the aggregate principal amount of the Notes was convertible into an aggregate of 5,250 shares of Series F Preferred Stock. The Series F Preferred Stock was convertible into an aggregate of 105 million shares of our common stock.

Warrants

The Warrants, which will only be issued in connection with a Qualifying Investment and automatic conversion of the Notes to Section 5(a) Preferred Stock, will have terms substantially similar to the Warrants issued pursuant to the Amended and Restated Securities Purchase Agreement, dated December 1, 2006. The warrants will have a term of exercise expiring ten years from the date the warrant is issued. The number of shares issuable upon exercise and the per share exercise price of the warrants will be subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the number of shares of common stock for which the warrants will be exercisable will also be subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the exercise price of the warrant then in effect. In the event of such an issuance, the exercise price of the warrant will be reduced to equal the per share price of the newly issued securities. The warrants will be exercisable at any time prior to their expiration date by delivering the warrant certificates to the Company, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which the Company does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by the Company in lieu of payment of the exercise price. This net exercise right will be generally limited to times when the Company is not in compliance with its obligations relating to the registration of the shares of common stock underlying the warrants for resale under the Company’s registration rights agreement with respect to those shares The exercise price of the Warrants is $0.01 per share and the number of shares of common stock for which each warrant will be exercisable is equal to the original principal amount of the Note divided by the Series F Conversion Price. On the Closing Date, the Warrants were exercisable for 105 million shares of common stock.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Regulation D and Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Securities Purchase Agreement, the Company will amend its current Certificate of Incorporation by filing the Charter Amendment with the Delaware Secretary of State to increase the total number of authorized shares of common stock to from 250,000,000 to 750,000,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Warrant

10.1	Securities Purchase Agreement dated as of March 17, 2008 by and between Vertical Communications, Inc. and certain investors

10.2	Consent and Waiver Agreement, dated as of March 17, 2008, by and between Vertical Communications and certain stockholders

10.3	Form of Subordinated Convertible Promissory Note dated as of March 17, 2008, issued by Vertical Communications, Inc. with schedule of investors

10.4	Second Amendment to Credit Agreement, dated as of March 17, 2008, by and among Vertical Communications, Inc., Vertical Communications Acquisition Corp., Vodavi Technology, Inc., and Vodavi Communications Systems, Inc., Columbia Partners, L.L.C. Investment Management and NEIPF, L.P.

10.5	Second Loan Modification Agreement, dated as of March 17, 2008, by and between Silicon Valley Bank, and Vertical Communications, Inc., Vertical Communications Acquisition Corp., Vodavi Technology, Inc. and Vodavi Communications Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008	VERTICAL COMMUNICATIONS, INC.

	By:	/s/ KEN CLINEBELL
Ken Clinebell, Chief Financial Officer